As filed with the Securities and Exchange Commission on December 31, 2015

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

L. B. Foster Company

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1324733
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Chemtec Energy Services 401(k) Plan

(Full title of the plan)

Patrick J. Guinee, Esq.

Vice President, General Counsel and Corporate Secretary

L. B. Foster Company

415 Holiday Drive

Pittsburgh, PA 15220

(412) 928-3400

(Name, address and telephone number, including area code, of agent for services)

with a copy to:

Amy I. Pandit

Morgan, Lewis & Bockius LLP

One Oxford Centre

Thirty-Second Floor

301 Grant Street

Pittsburgh, PA 15219

(412) 560-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share (including associated common stock purchase rights)	100,000(1)	$14.475	$1,447,500.00	$145.76

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends, recapitalization or similar transactions, and an indeterminate amount of plan interests to be offered or sold pursuant to the Chemtec Energy Services 401(k) Plan. This Registration Statement also applies to the associated common stock purchase rights under the Registrant’s Rights Agreement, amended and restated as of November 19, 2012. The common stock purchase rights are attached to, and currently cannot be traded separately from, the underlying shares of common stock registered hereby.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low prices of the common stock of the Registrant on the NASDAQ Global Select Market on December 23, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

*	Information required by Part I to be included in the Section 10(a) prospectus will be sent or given to employees as specified by Rule 428 of the Securities Act, and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the L. B. Foster Company (“Registrant” or the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on March 3, 2015.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on May 6, 2015.

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the Commission on August 4, 2015.

(d) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Commission on November 9, 2015.

(e) The Registrant’s Current Reports on Form 8-K filed with the Commission on March 13, 2015, March 16, 2015, May 22, 2015 and June 1, 2015.

(f) The description of the Registrant’s common stock, par value $0.01 per share, and the associated common stock purchase rights contained in its Registration Statement on Form 8-A filed with the Commission on October 27, 2006 (File No. 000-10436), the Form 8-A, as amended, filed on August 31, 1998 (File No. 000-10436) and Form 8-A filed on May 23, 1997 (File No. 000-10436), including any amendment or report filed for the purpose of updating those descriptions.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Registrant or the Chemtec Energy Services 401(k) Plan subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates the Registrant has sold all of the securities offered under this Registration Statement or deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant or the Chemtec Energy Services 401(k) Plan files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), provide that a corporation may indemnify its representatives (including directors and officers) against expenses, judgments, fines and amounts paid in settlement that they incur in such capacities, provided certain standards are met, including good faith and the reasonable belief that the particular action is in, or not opposed to, the best interests of the corporation or, in a criminal proceeding, that such representatives had no reasonable cause to believe their conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses actually and reasonably incurred in connection with the defense or settlement, and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation, unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, a corporation is required to indemnify directors and officers against expenses they may incur in defending actions to which they are made a party by reason of their status as such if they are successful on the merits, or otherwise, in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final disposition thereof upon receipt of an undertaking from such person to repay the amounts advanced, if it is ultimately determined that such person is not entitled to indemnification from the corporation.

Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any provision in the corporation’s articles of incorporation or bylaws, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Article VI of the Company’s Bylaws (the “Bylaws”) provides that the Company shall indemnify its officers and directors to the fullest extent permitted by the BCL. Additionally, Article VI of the Bylaws provides that the Board of Directors may, in its discretion, indemnify employees and agents of the Company in the same manner as officers and directors.

As authorized by Section 1747 of the BCL, the Company has obtained and maintains insurance policies covering its officers and directors and indemnifying them against loss on account of certain claims made against them, within the limits and subject to the limitations of such policies.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Defined Contribution Plan (Chemtec Energy Services 401(k) Plan).

99.2	Defined Contribution Plan—Adoption Agreement (constituting part of the Chemtec Energy Services 401(k) Plan).

The Registrant (including its subsidiaries) will submit or has submitted the Chemtec Energy Services 401(k) Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9. Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 31, 2015.

L. B. FOSTER COMPANY

By:	/s/ Robert P. Bauer
Robert P. Bauer
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert P. Bauer, David J. Russo and Patrick J. Guinee, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he/she might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert P. Bauer	President, Chief Executive Officer and Director (Principal Executive Officer)	December 31, 2015
Robert P. Bauer

/s/ David J. Russo	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 31, 2015
David J. Russo

/s/ Christopher T. Scanlon	Controller and Chief Accounting Officer (Principal Accounting Officer)	December 31, 2015
Christopher T. Scanlon

/s/ Lee B. Foster II	Chairman of the Board and Director	December 31, 2015
Lee B. Foster II

/s/ Dirk Jungé	Director	December 31, 2015
Dirk Jungé

/s/ G. Thomas McKane	Director	December 31, 2015
G. Thomas McKane

/s/ Diane B. Owen	Director	December 31, 2015
Diane B. Owen

/s/ Robert S. Purgason	Director	December 31, 2015
Robert S. Purgason

/s/ William H. Rackoff	Director	December 31, 2015
William H. Rackoff

/s/ Suzanne B. Rowland	Director	December 31, 2015
Suzanne B. Rowland

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Chemtec Energy Services 401(k) Plan) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 31, 2015.

CHEMTEC ENERGY SERVICES 401(K) PLAN

By:	/s/ Brian H. Kelly
Brian H. Kelly, on behalf of the
L. B. Foster Company Management Investment Committee,
Plan Administrator

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Defined Contribution Plan (Chemtec Energy Services 401(k) Plan).

99.2	Defined Contribution Plan—Adoption Agreement (constituting part of the Chemtec Energy Services 401(k) Plan).